Exhibit 99.1

Lulus Reports Net Revenue Growth of 27% and Continued Profitability for the Second Quarter 2022

Active Customers Increased 53% Compared to the Prior Year Period

CHICO, Calif., August 16, 2022 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the second quarter ended July 3, 2022.

David McCreight, CEO of Lulus, said:

“In the second quarter of 2022 we delivered 27% revenue growth and established new records in many of our customer engagement metrics, indicating to us that the LVLU brand experience is resonating well and we are continuing to grow share.  Like many in the industry, we experienced headwinds related to shipping costs and heightened levels of returns; however, our agile business model allows us to proactively take actions within our business to offset these impacts as we move into the second half of the year.  We remain confident in our long-term growth, and with our strong balance sheet, we are well positioned to fund our strategic initiatives and navigate the current volatility in the macro environment.”

Second Quarter 2022 Highlights:

●	Net revenue of $131.5 million, a 27.0% increase compared to the same period last year.
●	Active Customers of 3.2 million, a 52.6% increase compared to the same period last year.
●	Average Order Values (“AOV”) of $137, an increase of 13.2% compared to the same period last year.
●	Gross Margin decreased 380 basis points to 45.8% and gross profit increased 17.0%, in each case compared to the same period last year.
●	Net income of $6.0 million, a $2.3 million decrease compared to the same period last year.
●	Adjusted EBITDA of $14.8 million, a 16.8% decrease compared to the same period last year.

	Three Months Ended
	July 3, 2022	July 4, 2021	YoY Change

	(In thousands, except percentages)
Net revenue	$131,512	$103,574	27.0%
Gross profit	$60,167	$51,420	17.0%
Gross Margin*	45.8%	49.6%	(380)	bps
Net income and comprehensive income	$5,999	$8,344	(28.1)%
Adjusted EBITDA (non-GAAP financial measure)*	$14,793	$17,774	(16.8)%
Active Customers*	3,250	2,130	52.6%

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Reaffirming Financial Outlook for Full Year 2022:

●	We expect net revenue to be between $440.0 million and $480.0 million, which represents between 17.1% and 27.8% growth over 2021 net revenue.
●	We expect Adjusted EBITDA to be between $35.0 million and $45.0 million, which represents between 8.0% and 9.4% of net revenue.
●	As a result of paying down our long-term debt following our initial public offering, we expect reported interest expense to be $0.7 million, down from $12.8 million in 2021.
●	We expect capital expenditures to be between $4.5 and $6.0 million.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. The net revenue and Adjusted EBITDA outlooks factor in our current best estimates for anticipated headwinds, including those related to COVID-19, inflation, supply chain pressures, shipping costs and the level of spending and returns by our customers. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior from inflation, fuel charges, and change in sentiment, Lulus’ guidance is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net revenue	$131,512	$103,574	$243,414	$172,541
Cost of revenue	71,345	52,154	130,269	90,008
Gross profit	60,167	51,420	113,145	82,533
Selling and marketing expenses	25,851	15,064	47,737	28,499
General and administrative expenses	23,392	21,151	51,226	36,240
Income from operations	10,924	15,205	14,182	17,794
Other income (expense), net:
Interest expense	(157)	(3,617)	(365)	(7,424)
Other income, net	27	52	81	58
Total other expense, net	(130)	(3,565)	(284)	(7,366)
Income before provision for income taxes	10,794	11,640	13,898	10,428
Income tax provision	(4,795)	(3,296)	(5,856)	(3,459)
Net income and comprehensive income	5,999	8,344	8,042	6,969
Allocation of undistributed earnings to participating securities	—	(3,412)	—	(2,751)
Net income attributable to common stockholders	$5,999	$4,932	$8,042	$4,218
Net income per share attributable to common stockholders:
Basic	$0.16	$0.28	$0.21	$0.24
Diluted	$0.15	$0.28	$0.21	$0.24
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	38,535,409	17,462,283	38,316,895	17,462,283
Diluted	38,992,901	17,462,283	38,555,919	17,462,283

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	July 3,	January 2,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$8,343	$11,402
Accounts receivable	6,506	5,649
Inventory, net	48,575	22,176
Assets for recovery	5,391	3,754
Income tax refund receivable	—	748
Prepaids and other current assets	4,200	5,364
Total current assets	73,015	49,093
Restricted cash	506	506
Property and equipment, net	4,027	3,231
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	2,691	2,244
Lease right-of-use assets (1)	31,788	—
Other noncurrent assets	6,083	4,763
Total assets	$172,049	$113,776
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,430	$4,227
Income taxes payable	2,097	—
Accrued expenses and other current liabilities	29,214	21,948
Returns reserve	14,237	9,731
Stored-value card liability	8,102	7,240
Lease liabilities, current (1)	3,708	—
Total current liabilities	65,788	43,146
Revolving line of credit	15,000	25,000
Lease liabilities, noncurrent (1)	28,757	—
Other noncurrent liabilities	79	1,108
Total liabilities	109,624	69,254

Stockholders' equity:
Preferred stock: $0.001 par value, 10,000,000 shares authorized, and no shares issued or outstanding as of July 3, 2022 and January 2, 2022	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized, and 38,931,050 and 38,421,124 shares issued and outstanding as of July 3, 2022 and January 2, 2022, respectively	39	38
Additional paid-in capital	231,940	222,080
Accumulated deficit	(169,554)	(177,596)
Total stockholders' equity	62,425	44,522
Total liabilities and stockholders' equity	$172,049	$113,776

(1)	We adopted ASC 842 on January 3, 2022, which requires recognition of operating lease liabilities and corresponding lease right-of-use assets on the balance sheet.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six months Ended
	July 3, 2022	July 4, 2021
Cash Flows from Operating Activities
Net income	$8,042	$6,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,850	1,421
Noncash lease expense	1,545	—
Amortization of debt discount and debt issuance costs	79	1,355
Interest expense capitalized to principal of long-term debt and revolving line of credit	—	1,394
Equity-based compensation expense	8,591	3,574
Deferred income taxes	(1,298)	(2,082)
Loss on disposal of property and equipment	6	—
Changes in operating assets and liabilities:
Accounts receivable	(858)	(958)
Inventories	(26,399)	(4,301)
Assets for recovery	(1,637)	(3,589)
Income taxes (receivable) payable	2,845	6,046
Prepaid and other current assets	396	(266)
Accounts payable	4,188	2,442
Accrued expenses and other current liabilities	14,730	18,449
Operating lease liabilities	(1,038)	—
Other noncurrent liabilities	(454)	(619)
Net cash provided by operating activities	10,588	29,835
Cash Flows from Investing Activities
Capitalized software development costs	(1,247)	(532)
Purchases of property and equipment	(1,394)	(430)
Other	(97)	—
Net cash used in investing activities	(2,738)	(962)
Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	10,000	—
Repayments on revolving line of credit	(20,000)	(8,580)
Repayment of long-term debt	—	(5,063)
Payment of debt issuance costs	—	(61)
Proceeds from the issuance of redeemable preferred stock, net of issuance costs	—	1,427
Principal payments on finance lease obligations	(344)	—
Payment of offering costs related to Initial Public Offering	(542)	—
Other	(23)	(15)
Net cash used in financing activities	(10,909)	(12,292)
Net increase in cash, cash equivalents and restricted cash	(3,059)	16,581
Cash, cash equivalents and restricted cash at beginning of period	11,908	16,059
Cash, cash equivalents and restricted cash at end of period	$8,849	$32,640

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	8,343	32,135
Restricted cash	506	505
Total cash, cash equivalents and restricted cash, end of period	$8,849	$32,640

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Tuesday, August 16, 2022, to discuss its second quarter 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13731207.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, our operations, our growth, our investments, and our financial outlook for the fiscal year ending January 1, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, and Net Debt. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net income in a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense and management fees. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customers counts are based on de-duplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is a non-GAAP financial measure that we calculate as total debt, which includes the current and non-current portions of long-term debt and revolving line of credit, less cash and cash equivalents.  We consider Net Debt to be an important supplemental measure of our financial position, which is used by management to analyze our leverage, and which we believe is helpful to investors in order to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Our non-GAAP financial measures, including Net Debt, should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021

	(in thousands, except Average Order Value and percentages)
Gross Margin	45.8%	49.6%	46.5%	47.8%
Adjusted EBITDA	$14,793	$17,774	$24,704	$23,164
Adjusted EBITDA Margin	11.2%	17.2%	10.1%	13.4%
Average Order Value	$137	$121	$135	$117
Active Customers	3,250	2,130	3,250	2,130

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from Total Debt as of July 3, 2022 and January 2, 2022, respectively, is as follows:

	As of
	July 3, 2022	January 2, 2022

	(in thousands)
Revolving line of credit, long term	$(15,000)	$(25,000)
Total debt	(15,000)	(25,000)

Cash and cash equivalents	8,343	11,402
Net Debt	$(6,657)	$(13,598)

A reconciliation to non-GAAP Adjusted EBITDA from net income for the three and six months ended July 3, 2022 and July 4, 2021 is as follows:

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021

	(in thousands, except percentages)
Net income	$5,999	$8,344	$8,042	$6,969
Excluding:
Depreciation and amortization	1,009	696	1,850	1,421
Interest expense	157	3,617	365	7,424
Income tax provision	4,795	3,296	5,856	3,459
Management fees (1)	—	160	—	317
Equity-based compensation expense (2)	2,833	1,661	8,591	3,574
Adjusted EBITDA	$14,793	$17,774	$24,704	$23,164
Adjusted EBITDA Margin	11.2%	17.2%	10.1%	13.4%

(1)

Represents management fees and expenses paid pursuant to the professional services agreement with H.I.G. Capital, LLC and Institutional Venture Partners for consulting and other services. All outstanding management fees were settled and the management agreement was terminated at the time of the Company’s initial public offering in 2021.

(2)  The three and six months ended July 3, 2022 include equity-based compensation expense for restricted stock unit awards granted during the three and six month periods, as well as equity-based awards granted in prior periods.  The three and six months ended July 4, 2021 represents equity-based compensation expense for equity-based awards granted in current and prior years, as well as the excess of fair value over the consideration paid for Series B-1 Preferred Stock that was issued to certain employees in March 2021.

Contact

Crystal Landsem

Co-President and Chief Financial Officer

investors@lulus.com